                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): September 10, 2002

                                -----------------


                               VERTEL CORPORATION
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        California                     0-19640                  95-3948704
        ----------                     -------                  ----------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)           Identification No.)

  21300 Victory Boulevard, Suite 700, Woodland Hills, California       91367
  --------------------------------------------------------------       -----
             (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (818) 227-1400

                                --------------


                                       N/A
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant

On September 10, 2002, Deloitte & Touche LLP ("Deloitte") resigned as Vertel Corporation's (the "Company") independent public accountants.

Deloitte's reports on the financial statements of the Company for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for fiscal year ended 2001 in which there was an explanatory paragraph relating to our ability to continue as a going concern.

During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim periods through September 10, 2002, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures. Attached, as Exhibit 16.1 is a copy of Deloitte's letter, dated September 17, 2002, stating its agreement with such statements.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2002             VERTEL CORPORATION



                                      By: /s/ Craig Scott
                                      ----------------------------
                                      Craig Scott
                                      Vice President Finance & Administration,
                                      Chief Financial Officer and Secretary

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                               INDEX TO EXHIBITS

Exhibit No.     Description
----------      -----------

16.1 Letter from Deloitte & Touche LLP stating its agreement with the statements in Item 4, dated September 17, 2002

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